UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM
8-K

CURRENT REPORT
Pursuant to Section 13 or 15(
d
)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) April 14, 2026

Federal Realty Investment Trust
Federal Realty OP LP
(Exact name of registrant as specified in its charter)

Federal Realty Investment Trust

Maryland	1-07533	87-3916363
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Federal Realty OP LP

Delaware	333-262016-01	52-0782497
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

909 Rose Avenue, Suite 200, North Bethesda, Maryland		20852-4041
(Address of principal executive offices)		(Zip Code)
Registrants’ telephone number including area code:
301/998-8100

Check the appropriate box below if the Form
8-K
filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:
Federal Realty Investment Trust

Title of Each Class	Trading Symbol	Name of Each Exchange On Which Registered
Common Shares of Beneficial Interest $.01 par value per share, with associated Common Share Purchase Rights	FRT	New York Stock Exchange
Depositary Shares, each representing 1/1000 of a share of 5.00% Series C Cumulative Redeemable Preferred Stock, $.01 par value per share	FRT-C	New York Stock Exchange
Federal Realty OP LP

Title of Each Class	Trading Symbol	Name of Each Exchange On Which Registered
None	N/A	N/A
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule
12b-2
of the Securities Exchange Act of 1934.
Federal Realty Investment Trust
☐
Federal Realty OP LP
☐
If an emerging growth company, indicate by checkmark if the registrant has elected not use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into Material Definitive Agreement.
Amendments to Credit Agreement and Term Loan Agreements
Third Amended and Restated Credit Agreement
On April 14, 2026, Federal Realty OP LP (the “Partnership”) entered into a Third Amended and Restated Credit Agreement (the “New Credit Agreement”), by and among the Partnership, as Borrower, the financial institutions party thereto and their permitted assignees, as Lenders, Wells Fargo Bank, National Association, as Administrative Agent, and the other parties thereto.
The New Credit Agreement replaces that certain Second Amended and Restated Credit Agreement, dated as of October 5, 2022 (as amended, the “Old Credit Agreement”), by and among the Partnership, as Borrower, and the financial institutions party thereto. The Old Credit Agreement consisted of a $1.25 billion unsecured revolving credit facility (the “Old Facility”) with a maturity date of April 5, 2027. As of December 31, 2025, the Old Facility had an outstanding balance of $310.0 million.
The New Credit Agreement consists of a $1.4 billion unsecured revolving credit facility (the “New Facility”) with a maturity date of April 12, 2030, subject to two six-month extensions
at the option of the Partnership. Generally, the New Facility bears interest, at the Partnership’s option, at a rate based on (i) SOFR, or (ii) a Base Rate (each as defined therein), in each case plus an applicable margin that depends on the Partnership’s credit rating. The applicable margins for SOFR loans under the New Credit Agreement range from 62.5 basis points to 135 basis points, and the applicable margins for Base Rate loans under the New Credit Agreement range from 0 basis points to 35 basis points. Initially, the applicable margin for SOFR loans will be 72.5 basis points. Under an accordion feature, the Partnership has the option to expand the borrowing capacity under the New Facility to up to $2.0 billion.
The terms of the New Credit Agreement are substantially similar to the terms of the Old Credit Agreement, except (i) as described herein and (ii) for certain immaterial amendments (the “Updated Terms”) intended to, among other things, increase the Partnership’s operating flexibility, decrease certain of the Partnership’s notice, reporting and compliance obligations and adjust certain aspects of the Partnership’s financial covenants. The New Credit Agreement contains a number of restrictions on the Partnership’s business that are similar to the restrictions contained in the Old Credit Agreement, including, but not limited to, restrictions on the Partnership’s ability to incur indebtedness, make investments, incur liens, engage in certain affiliate transactions, and engage in major transactions such as mergers. In addition, the Partnership is subject to various financial maintenance covenants, including, but not limited to, a minimum fixed charge coverage ratio, a maximum secured indebtedness ratio, and a minimum unencumbered leverage ratio. The New Credit Agreement also contains affirmative covenants and events of default, including, but not limited to, a cross default to the Partnership’s other indebtedness and the occurrence of a change of control. The Partnership’s failure to comply with these covenants, or the occurrence of an event of default, could result in acceleration of the Partnership’s debt and other financial obligations under the New Credit Agreement.
The foregoing does not constitute a complete summary of the terms and conditions of the New Credit Agreement, which is attached hereto as Exhibit 10.1, or of the Old Credit Agreement, which was included as Exhibit 10.1 to the Partnership’s Current Report on Form
8-K
filed with the Securities and Exchange Commission on October 11, 2022. The descriptions contained herein of the terms and conditions of the New Credit Agreement and Old Credit Agreement are qualified in their entirety by reference to the New Credit Agreement and Old Credit Agreement, respectively.
Term Loan Amendments
In connection with the New Credit Agreement, the Partnership entered into amendments (the “Term Loan Amendments”) to (i) its Amended and Restated Term Loan Agreement, dated as of March 20, 2025, by and among the Partnership and FRIT San Jose Town and Country Village, LLC, as Borrowers, the financial institutions party thereto and their permitted assignees, as Lenders, PNC Bank, National Ass ociat
ion, as Administrative Agent, and the other parties thereto and (ii) its Term Loan Agreement, dated as of November 17, 2025, by and among the

Partnership, as Borrower, the financial institutions party thereto and their permitted assignees, as Lenders, Truist Bank, as Administrative Agent, and the other parties thereto (such items (i) and (ii), the “Term Loan Agreements”). The purpose of the Term Loan Amendments was to effect changes similar to the Updated Terms described above in connection with the New Credit Agreement. The foregoing summary of the Term Loan Amendments does not constitute a complete description of, and is qualified in its entirety by reference to, the terms and conditions of the Term Loan Amendments, which are filed herewith as Exhibits 10.2 and 10.3.
Certain Relationships
Affiliates of certain lenders under the New Credit Agreement and the Term Loan Agreements have served, and may serve in the future, as underwriters in connection with public offerings of equity and debt securities by Federal Realty Investment Trust (the “Parent Company”) and/or the Partnership, including serving as agent and/or principal pursuant to an equity distribution agreement in connection with the Parent Company’s “at the market” equity offering program. In addition, affiliates of certain lenders under the New Credit Agreement and the Term Loan Agreements have provided from time to time, and may provide in the future, investment and commercial banking and financial advisory services to the Parent Company, the Partnership or their affiliates in the ordinary course of business for which they have received and may continue to receive customary fees and commissions.

Item 1.02.	Termination of a Material Definitive Agreement.
The disclosure required by this Item 1.02 is included in Item 1.01 and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The disclosure required by this Item 2.03 is included in Item 1.01 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits

10.1	Third Amended and Restated Credit Agreement, dated as of April 14, 2026, by and among the Partnership, the financial institutions party thereto, as Lenders, Wells Fargo Bank, National Association, as Administrative Agent, and the other parties thereto.

10.2	Second Amendment to Amended and Restated Term Loan Agreement, dated as of April 14, 2026, by and among the Partnership and FRIT San Jose Town and Country Village, LLC, as Borrowers, the financial institutions party thereto and their permitted assignees, as Lenders, PNC Bank, National Association, as Administrative Agent, and the other parties thereto.

10.3	First Amendment to Amended and Restated Term Loan Agreement, dated as of April 14, 2026, by and among the Partnership, as Borrower, the financial institutions party thereto and their permitted assignees, as Lenders, and Truist Bank, as Administrative Agent.

104	Cover Page Interactive Data File (the Cover Page Interactive Data File is embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

FEDERAL REALTY INVESTMENT TRUST
FEDERAL REALTY OP LP

Date: April 15, 2026	/s/ Dawn M. Becker
Dawn M. Becker
Executive Vice President-Chief Legal Officer and Secretary